Exhibit 99.1
BeOne Medicines Announces Third Quarter 2026 Financial Results and Business Updates
•Total global revenues of $1.9 billion for the third quarter, an increase of 34% from the prior year
•BRUKINSA (zanubrutinib) global revenues of $1.4 billion for the third quarter, an increase of 34% from the prior year
•Diluted GAAP Earnings per American Depository Share (ADS) of $3.28 for the third quarter; non-GAAP diluted Earnings per ADS of $4.59 for the third quarter
•Raised 2026 total revenue guidance to $6.9 to $7.0 billion; GAAP operating income of $1.2 to $1.3 billion, non-GAAP operating income of $1.9 to $2.0 billion
SAN CARLOS, Calif. – November 5, 2026 – BeOne Medicines Ltd. (NASDAQ: ONC; HKEX: 06160; SSE: 688235), a global oncology company, today announced financial results and corporate updates from the third quarter of 2026.
John V. Oyler, Co-Founder, Chairman, and CEO, BeOne, said:
“Our strong third quarter results and raised full-year guidance reflect continued rapid global growth and leadership in hematology, anchored by our foundational BTK inhibitor BRUKINSA, which drives powerful and sustained responses in patients, and now joined by our next-generation BCL2 inhibitor BEQALZI. We look forward to multiple catalysts in the coming months from one of the deepest pipelines in oncology, spanning hematology and solid tumors, accelerated by our differentiated capabilities in R&D, manufacturing, and commercialization.”
(Amounts in thousands of U.S. dollars and unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	% Change	2026	2025	% Change
Net product revenues	$1,855,057	$1,395,013	33%	$5,022,180	$3,805,619	32%
Other revenue	$34,758	$17,271	101%	$86,144	$39,244	120%
Total revenue	$1,889,815	$1,412,284	34%	$5,108,324	$3,844,863	33%

GAAP income from operations	$418,675	$163,114	157%	$993,624	$262,101	279%
Adjusted income from operations*	$612,226	$341,184	79%	$1,529,649	$755,486	102%

GAAP net income	$384,706	$124,841	208%	$849,070	$220,431	285%
Adjusted net income*	$538,735	$303,663	77%	$1,358,274	$692,622	96%

GAAP basic EPS per ADS	$3.38	$1.13	199%	$7.58	$2.03	273%
Adjusted basic EPS per ADS*	$4.74	$2.76	72%	$12.12	$6.38	90%

GAAP diluted EPS per ADS	$3.28	$1.09	201%	$7.30	$1.96	272%
Adjusted diluted EPS per ADS*	$4.59	$2.65	73%	$11.68	$6.14	90%

Free Cash Flow*	$473,532	$354,469	34%	$1,069,423	$561,916	90%
* For an explanation of our use of non-GAAP financial measures, refer to the “Note Regarding Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

Exhibit 99.1
Third Quarter 2026 Financial Results
Product Revenue totaled $1.9 billion for the third quarter of 2026, representing growth of 33% compared to the prior-year period.
•BRUKINSA: Global sales totaled $1.4 billion for the third quarter of 2026, representing growth of 34% compared to the prior-year period; U.S. sales of BRUKINSA totaled $1.0 billion in the third quarter of 2026, representing growth of 36% compared to the prior-year period.
•TEVIMBRA (tislelizumab): Global sales totaled $243 million in the third quarter of 2026, representing growth of 28% compared to the prior-year period.
•Amgen in-licensed products: Global sales totaled $167 million in the third quarter of 2026, representing growth of 26% compared to the prior-year period.
Gross Margin as a percentage of global product sales for the third quarter of 2026 was 88%, compared to 86% in the prior-year period on a GAAP basis. The gross margin percentage increased due to a proportionally higher sales mix of global BRUKINSA compared to other products in the Company’s portfolio. Gross margin also benefited from productivity improvements resulting in lower costs for both BRUKINSA and TEVIMBRA, which was offset by a non-cash intangible asset impairment charge of $22 million associated with our decision to discontinue promotion of POBEVCY. On an adjusted basis, which does not include depreciation and amortization, or the impairment charge, gross margin as a percentage of product sales increased to 90%, from 86% in the comparable period of the prior year.
Operating Expenses
The following table summarizes operating expenses for the third quarter of 2026:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q3 2026	Q3 2025	% Change	Q3 2026	Q3 2025	% Change
Research and development	$660,784	$523,662	26%	$586,168	$445,904	31%
Selling, general and administrative	$593,460	$528,998	12%	$503,719	$434,484	16%
Total operating expenses	$1,254,244	$1,052,660	19%	$1,089,887	$880,388	24%
The following table summarizes operating expenses for the year-to-date period ended September 30, 2026, and 2025:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q3 YTD 2026	Q3 YTD 2025	% Change	Q3 YTD 2026	Q3 YTD 2025	% Change
Research and development	$1,814,288	$1,530,445	19%	$1,586,022	$1,311,156	21%
Selling, general and administrative	$1,741,771	$1,526,199	14%	$1,476,386	$1,271,650	16%
Total operating expenses	$3,556,059	$3,056,644	16%	$3,062,408	$2,582,806	19%
Research and Development (R&D) Expenses increased for the third quarter of 2026 compared to the prior-year period on both a GAAP and adjusted basis due to advancing early clinical programs into late stage and preclinical programs into the clinic.
Selling, General and Administrative (SG&A) Expenses increased for the third quarter of 2026 compared to the prior-year period on both a GAAP and adjusted basis due to continued investment to support commercial growth.
Net Income and Basic/Diluted Earnings Per Share
GAAP net income for the third quarter of 2026 was $385 million, an increase of $260 million over the prior-year period, primarily attributable to revenue growth and improved operating leverage. Adjusted net income was $539 million, an increase of $235 million over the prior-year period.

Exhibit 99.1
For the third quarter of 2026, basic and diluted earnings per share were $0.26 and $0.25 per share and $3.38 and $3.28 per American Depositary Share (ADS), respectively, compared to $0.09 and $0.08 per share and $1.13 and $1.09 per ADS in the prior-year period. On an adjusted basis, basic and diluted earnings per share was $0.36 and $0.35 per share and $4.74 and $4.59 per ADS, respectively, compared to $0.21 and $0.20 per share and $2.76 and $2.65 per ADS in the prior-year period.
Free Cash Flow for the third quarter of 2026 was $474 million, representing an increase of $119 million over the prior-year period.
For further details on BeOne’s Third Quarter 2026 Financial Statements, please see BeOne’s Quarterly Report on Form 10-Q for the third quarter of 2026 filed with the U.S. Securities and Exchange Commission.
Full Year 2026 Guidance
BeOne’s financial guidance is summarized below:

	Prior FY 2026 Guidance	Current FY 2026 Guidance[1]
Total revenue	$6.6B - $6.8B	$6.9B - $7.0B
GAAP gross margin %	High-80% range	High-80% range
GAAP operating expenses[2] (combined R&D and SG&A)	$4.8B - $5.0B	$4.9B - $5.0B
GAAP operating income[2]	$1.0B - $1.1B	$1.2B - $1.3B
Non-GAAP operating income[2,3]	$1.7B - $1.8B	$1.9B - $2.0B
1 Assumes November 1, 2026 foreign exchange rates.
2 Does not assume any potential new, material business development activity or unusual/non-recurring items.
3 Non-GAAP operating income is a financial measure that excludes from the corresponding GAAP measure costs related to share-based compensation, depreciation and amortization expense. Guidance assumes that Non-GAAP expenses track overall expense growth.
BeOne’s total revenue guidance for full year 2026 of $6.9 billion to $7.0 billion reflects performance through the third quarter and the Company’s expectations for the remainder of the year. Gross margin percentage is expected to be in the high-80% range and includes the impact of product mix and productivity improvements. Guidance for combined operating expenses on a GAAP basis includes expectations of investment to support growth.
The Company is providing the following additional guidance on items impacting net income and earnings per ADS:
•Other income (expense): Estimated range of $25 million to $50 million in expense, includes interest amortization from the Royalty Pharma arrangement.
•Income tax outlook: Earnings may provide sufficient positive evidence to reverse certain valuation allowances in 2026, resulting in a material tax benefit when recognized. The Company continues to evaluate and assess the magnitude but expects the reversal will occur in the fourth quarter of 2026. See Form 10-Q for additional updates.
•Diluted ADS outstanding: The Company expects diluted ADSs outstanding of approximately 118 million.
Third Quarter 2026 Business Highlights
Core Marketed Products
BRUKINSA (zanubrutinib)
•Received U.S. Food and Drug Administration (FDA) Priority Review designation for the Phase 3 MANGROVE filing.
•Completed Phase 3 MANGROVE regulatory submissions in the EU and China.
•29 abstracts accepted for presentation at the American Society of Hematology (ASH) 2026 Annual Meeting, including interim analysis results from the Phase 3 MANGROVE study in first-line mantle cell lymphoma (MCL) to be presented during the Plenary Scientific Session.

BEQALZI (sonrotoclax)
•10 abstracts accepted for presentation at ASH 2026.
TEVIMBRA (tislelizumab)
•Received Japan regulatory approval for the treatment of adult patients with first-line nasopharyngeal cancer.

Exhibit 99.1
ZIIHERA (zanidatamab) for which BeOne holds commercialization rights in select markets
•Presented Phase 3 survival data reinforcing benefit of ZIIHERA-containing regimens in first-line HER2+ gastroesophageal adenocarcinoma (GEA) at the European Society for Medical Oncology Congress 2026 (ESMO 2026).
•Received U.S. Food and Drug Administration (FDA) approval for TEVIMBRA-based regimen for first-line HER2+ GEA.

Select Clinical-Stage Programs
Hematology
•6 Tacabrutideg abstracts accepted for presentation at ASH 2026.
•Tacabrutideg (BTK CDAC): Pivotal Phase 2 portion of CaDAnCe-101 met its primary endpoint of overall response rate in patients with relapsed/refractory chronic lymphocytic leukemia (CLL).
•BG-75202 (KAT6 A/B inhibitor): First patient enrolled into monotherapy cohort for the Phase 1 study for the treatment of adult patients with acute myeloid leukemia.
Gastrointestinal Cancers
•BGB-B2033 (GPC3x4-1BB bispecific antibody):
◦Updated data presented at ESMO 2026.
◦Received Orphan Drug Designation from the European Commission and awarded Innovation Passport, enabling entry to the UK's Innovative Licensing and Access Pathway, in hepatocellular carcinoma (HCC).
•BG-85738 (RAS ONi): First patient enrolled in the Phase 1 study of advanced solid tumors with RAS mutations.
Lung Cancer
•BG-C477 (CEA ADC):
◦Disclosed first clinical data at ESMO 2026.
◦Received FDA Fast Track Designation for the treatment of patients with advanced or metastatic CEA-high non-small cell lung cancer whose disease has progressed following prior systemic therapy.
•BGB 58067 (MTA-cooperative PRMT5 inhibitor): Disclosed first clinical data at ESMO 2026.

Breast and Gynecological Cancers
•BG-C9074 (B7-H4 ADC): Initiated Starstone-301 Phase 3 study in combination with bevacizumab for the treatment of adult patients with first-line ovarian cancer in maintenance setting.

Anticipated R&D Milestones

Programs	Milestones	Timing
BRUKINSA	•Regulatory submission in Japan for the treatment of adult patients with first-line MCL.	Q4 2026
TEVIMBRA	•China regulatory action for the treatment of adult patients with first-line HER2-positive GEA in combination with ZIIHERA and chemotherapy.	1H 2027
ZIIHERA	•China regulatory action for the treatment of adult patients with first-line HER2-positive GEA in combination with chemotherapy, with or without TEVIMBRA.	1H 2027
Tacabrutideg(BGB-16673)	•Phase 2 potential submission for the treatment of adult patients with R/R CLL.	Mid 2027
	•CaDAnCe-306: Phase 3 study initiation for R/R CLL in combination with BEQALZI	1H 2027
BGB-B2033 (GPC3x4-1BB bispecific antibody)	•GroundBBreaker-301 Phase 3 study initiation in second-line or later hepatocellular carcinoma.	Q4 2026
	•GroundBBreaker-201 potentially pivotal single-arm Phase 2 study initiation in second-line or later hepatocellular carcinoma.	Q4 2026
	•GroundBBreaker-302 pivotal Phase 3 study initiation in first-line hepatocellular carcinoma	1H 2027

Exhibit 99.1
Corporate Updates
•Announced a multi-part collaboration with Revolution Medicines, including a clinical collaboration to evaluate drug combinations incorporating select clinical-stage oncology assets from BeOne with any of Revolution Medicines’ four clinical RAS(ON) inhibitors, and a separate regional rights agreement granting BeOne exclusive development and commercialization rights to these Revolution Medicines assets in select Asian markets.
•Announced a voluntary agreement with the U.S. Government to expand access to innovative cancer medicines for American patients while strengthening the Company’s U.S manufacturing footprint.
•Announced the renewal of a partnership with the BeOne Care Foundation and The Max Foundation, a leading global health nonprofit organization, to expand access to BRUKINSA for the treatment of adult patients with CLL in low- and middle-income countries through 2028.
BeOne’s Earnings Results Webcast
The Company’s earnings conference call for the third quarter 2026 will be broadcast via webcast at 8:00 a.m. ET on Thursday, November 5, 2026, and will be accessible through the Investors section of BeOne’s website at www.beonemedicines.com. Supplemental information in the form of a slide presentation, transcript of prepared remarks, and a replay of the webcast will also be available.
About BeOne
BeOne Medicines is a global oncology company that is discovering and developing innovative treatments for cancer patients worldwide. With a portfolio spanning hematology and solid tumors, BeOne is expediting development of its diverse pipeline of novel therapeutics through its internal capabilities and collaborations. The Company has a growing global team spanning six continents who are driven by scientific excellence and exceptional speed to reach more patients than ever before.
To learn more about BeOne, please visit www.beonemedicines.com and follow us on LinkedIn, X, Facebook and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding: BeOne’s continued rapid global growth and leadership in hematology; future catalysts for BeOne’s business; BeOne’s full year 2026 guidance; BeOne’s expectations regarding certain valuation allowances; BeOne’s expectations regarding continued global expansion and investment to support growth; upcoming R&D milestones to be achieved by BeOne; the timing of clinical and regulatory developments and data readouts; and BeOne’s plans, commitments, aspirations and goals under the caption “About BeOne.” Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeOne’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeOne’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeOne’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeOne’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; BeOne’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; BeOne’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in BeOne’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties, and other important factors in BeOne’s subsequent filings with the SEC. All information in this press release is as of the date of this press release, and BeOne undertakes no duty to update such information unless required by law. BeOne’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

Investor Contact	Media Contact
Liza Heapes	Meredith Ferguson
+1 857-302-5663	+1 216-338-3797
ir@beonemed.com	media@beonemed.com

Exhibit 99.1
Condensed Consolidated Statements of Operations (U.S. GAAP)
(Amounts in thousands of U.S. dollars, except for shares, American Depositary Shares (ADSs), per share and per ADS data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Unaudited)		(Unaudited)
Revenues
Product revenue, net	$1,855,057	$1,395,013	$5,022,180	$3,805,619
Other revenue	34,758	17,271	86,144	39,244
Total revenues	1,889,815	1,412,284	5,108,324	3,844,863
Cost of sales - products	216,896	196,510	558,641	526,118
Gross profit	1,672,919	1,215,774	4,549,683	3,318,745
Operating expenses:
Research and development	660,784	523,662	1,814,288	1,530,445
Selling, general and administrative	593,460	528,998	1,741,771	1,526,199
Total operating expenses	1,254,244	1,052,660	3,556,059	3,056,644
Income from operations	418,675	163,114	993,624	262,101
Interest income	33,663	19,393	89,227	43,735
Interest expense	(42,407)	(16,364)	(115,033)	(31,361)
Other income (expense), net	429	(18,979)	14,216	(6,862)
Income before income taxes	410,360	147,164	982,034	267,613
Income tax expense	25,654	22,323	132,964	47,182
Net income	$384,706	$124,841	$849,070	$220,431

Earnings per share
Basic	$0.26	$0.09	$0.58	$0.16
Diluted	$0.25	$0.08	$0.56	$0.15
Weighted-average shares outstanding—basic	1,478,074,394	1,432,801,699	1,457,134,424	1,410,497,062
Weighted-average shares outstanding—diluted	1,524,954,790	1,488,750,354	1,511,972,953	1,465,535,004

Earnings per American Depositary Share (“ADS”)
Basic	$3.38	$1.13	$7.58	$2.03
Diluted	$3.28	$1.09	$7.30	$1.96
Weighted-average ADSs outstanding—basic	113,698,030	110,215,515	112,087,263	108,499,774
Weighted-average ADSs outstanding—diluted	117,304,215	114,519,258	116,305,612	112,733,462

Exhibit 99.1
Select Condensed Consolidated Balance Sheet Data (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	As of
	September 30,	December 31,
	2026	2025
	(unaudited)	(audited)
Assets:
Cash, cash equivalents and restricted cash	$5,866,314	$4,609,647
Accounts receivable, net	1,092,535	865,080
Inventories	807,922	608,227
Property, plant and equipment, net	1,647,231	1,641,678
Total assets	$9,875,925	$8,188,573
Liabilities and equity:
Accounts payable	$496,879	$479,035
Accrued expenses and other payables	1,342,646	1,109,120
R&D cost share liability	—	64,345
Sale of future royalty liability	912,581	906,956
Debt	1,074,081	1,019,206
Total liabilities	4,055,531	3,827,379
Total equity	$5,820,394	$4,361,194

Exhibit 99.1
Select Condensed Consolidated Statements of Cash Flows (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(unaudited)		(unaudited)
Cash, cash equivalents and restricted cash at beginning of period	$5,280,674	$2,786,086	$4,609,647	$2,638,747
Net cash provided by operating activities	508,707	402,553	1,172,863	710,233
Net cash used in investing activities	(35,760)	(49,274)	(130,623)	(237,820)
Net cash provided by financing activities	102,194	961,272	164,772	962,520
Net effect of foreign exchange rate changes	10,499	9,905	49,655	36,862
Net increase in cash, cash equivalents, and restricted cash	585,640	1,324,456	1,256,667	1,471,795
Cash, cash equivalents and restricted cash at end of period	$5,866,314	$4,110,542	$5,866,314	$4,110,542

Exhibit 99.1
Note Regarding Use of Non-GAAP Financial Measures
BeOne provides certain non-GAAP financial measures, including Adjusted Cost of Sales- Product, Adjusted Operating Expenses, Adjusted Income from Operations, Adjusted Income Tax Expense, Adjusted Net Income, Adjusted Earnings Per Share, Free Cash Flow and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP financial measures are intended to provide additional information on BeOne’s operating performance. Adjustments to BeOne’s GAAP figures exclude, as applicable, non-cash items such as share-based compensation, depreciation and amortization. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Non-GAAP adjustments are tax effected to the extent there is U.S. GAAP current tax expense. The Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects. BeOne maintains an established non-GAAP policy that guides the determination of what costs will be excluded in non-GAAP financial measures and the related protocols, controls and approval with respect to the use of such measures. BeOne believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of BeOne’s operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of BeOne’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators BeOne’s management uses for planning and forecasting purposes and measuring BeOne’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by BeOne may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

Exhibit 99.1
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands of U.S. Dollars, except for per share and per ADS data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Reconciliation of GAAP to adjusted cost of sales - products:
GAAP cost of sales - products	$216,896	$196,510	$558,641	$526,118
Less: Depreciation	5,596	4,261	15,442	10,195
Less: Amortization of intangibles	23,598	1,537	26,932	8,459
Less: Other	—	—	—	893
Adjusted cost of sales - products	$187,702	$190,712	$516,267	$506,571

Reconciliation of GAAP to adjusted research and development:
GAAP research and development	$660,784	$523,662	$1,814,288	$1,530,445
Less: Share-based compensation cost	56,474	58,839	168,866	164,998
Less: Depreciation	18,142	18,919	59,400	54,291
Adjusted research and development	$586,168	$445,904	$1,586,022	$1,311,156

Reconciliation of GAAP to adjusted selling, general and administrative:
GAAP selling, general and administrative	$593,460	$528,998	$1,741,771	$1,526,199
Less: Share-based compensation cost	76,143	81,947	224,566	221,792
Less: Depreciation	13,582	12,550	40,769	32,712
Less: Amortization of intangibles	16	17	50	45
Adjusted selling, general and administrative	$503,719	$434,484	$1,476,386	$1,271,650

Reconciliation of GAAP to adjusted operating expenses:
GAAP operating expenses	$1,254,244	$1,052,660	$3,556,059	$3,056,644
Less: Share-based compensation cost	132,617	140,786	393,432	386,790
Less: Depreciation	31,724	31,469	100,169	87,003
Less: Amortization of intangibles	16	17	50	45
Adjusted operating expenses	$1,089,887	$880,388	$3,062,408	$2,582,806

Reconciliation of GAAP to adjusted income from operations:
GAAP income from operations	$418,675	$163,114	$993,624	$262,101
Plus: Share-based compensation cost	132,617	140,786	393,432	386,790
Plus: Depreciation	37,320	35,730	115,611	97,198
Plus: Amortization of intangibles	23,614	1,554	26,982	8,504
Plus: Other	—	—	—	893
Adjusted income from operations	$612,226	$341,184	$1,529,649	$755,486

Reconciliation of GAAP to adjusted income tax expense:
GAAP income tax expense	$25,654	$22,323	$132,964	$47,182
Plus: Discrete tax items	11,527	926	(41,847)	9,663
Plus: Income tax effect of non-GAAP adjustments	27,995	17,044	68,668	45,747
Adjusted income tax expense	$65,176	$40,293	$159,785	$102,592

Exhibit 99.1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Reconciliation of GAAP to adjusted net income:
GAAP net income	$384,706	$124,841	$849,070	$220,431
Plus: Share-based compensation expenses	132,617	140,786	393,432	386,790
Plus: Depreciation	37,320	35,730	115,611	97,198
Plus: Amortization of intangibles	23,614	1,554	26,982	8,504
Plus: Other	—	—	—	893
Plus: Impairment of equity investments	—	18,722	—	34,216
Plus: Discrete tax items	(11,527)	(926)	41,847	(9,663)
Plus: Income tax effect of non-GAAP adjustments[1]	(27,995)	(17,044)	(68,668)	(45,747)
Adjusted net income	$538,735	$303,663	$1,358,274	$692,622

Reconciliation of GAAP to adjusted EPS - basic
GAAP earnings per share - basic	$0.26	$0.09	$0.58	$0.16
Plus: Share-based compensation expenses	0.09	0.10	0.27	0.27
Plus: Depreciation	0.03	0.02	0.08	0.07
Plus: Amortization of intangibles	0.02	0.00	0.02	0.01
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.00	0.01	0.00	0.02
Plus: Discrete tax items	(0.01)	0.00	0.03	(0.01)
Plus: Income tax effect of non-GAAP adjustments[1]	(0.02)	(0.01)	(0.05)	(0.03)
Adjusted earnings per share - basic	$0.36	$0.21	$0.93	$0.49

Reconciliation of GAAP to adjusted EPS - diluted
GAAP earnings per share - diluted	$0.25	$0.08	$0.56	$0.15
Plus: Share-based compensation expenses	0.09	0.09	0.26	0.26
Plus: Depreciation	0.02	0.02	0.08	0.07
Plus: Amortization of intangibles	0.02	0.00	0.02	0.01
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.00	0.01	0.00	0.02
Plus: Discrete tax items	(0.01)	0.00	0.03	(0.01)
Plus: Income tax effect of non-GAAP adjustments[1]	(0.02)	(0.01)	(0.05)	(0.03)
Adjusted earnings per share - diluted	$0.35	$0.20	$0.90	$0.47

Reconciliation of GAAP to adjusted earnings per ADS - basic
GAAP earnings per ADS - basic	$3.38	$1.13	$7.58	$2.03
Plus: Share-based compensation expenses	1.17	1.28	3.51	3.56
Plus: Depreciation	0.33	0.32	1.03	0.90
Plus: Amortization of intangibles	0.21	0.01	0.24	0.08
Plus: Other	0.00	0.00	0.00	0.01
Plus: Impairment of equity investments	0.00	0.17	0.00	0.32
Plus: Discrete tax items	(0.10)	(0.01)	0.37	(0.09)
Plus: Income tax effect of non-GAAP adjustments[1]	(0.25)	(0.15)	(0.61)	(0.42)
Adjusted earnings per ADS - basic	$4.74	$2.76	$12.12	$6.38

Exhibit 99.1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Reconciliation of GAAP to adjusted earnings per ADS - diluted
GAAP earnings per ADS - diluted	$3.28	$1.09	$7.30	$1.96
Plus: Share-based compensation expenses	1.13	1.23	3.38	3.43
Plus: Depreciation	0.32	0.31	0.99	0.86
Plus: Amortization of intangibles	0.20	0.01	0.23	0.08
Plus: Other	0.00	0.00	0.00	0.01
Plus: Impairment of equity investments	0.00	0.16	0.00	0.30
Plus: Discrete tax items	(0.10)	(0.01)	0.36	(0.09)
Plus: Income tax effect of non-GAAP adjustments[1]	(0.24)	(0.15)	(0.59)	(0.41)
Adjusted earnings per ADS - diluted	$4.59	$2.65	$11.68	$6.14
1.Tax effect of Non-GAAP adjustments is based on the statutory tax rate in the relevant tax jurisdiction. Please note that the Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$508,707	$402,553	$1,172,863	$710,233
Less: Purchases of property, plant and equipment	(35,175)	(48,084)	(103,440)	(148,317)
Free Cash Flow (Non-GAAP)	$473,532	$354,469	$1,069,423	$561,916

Reconciliation of GAAP Operating Income Guidance to Non-GAAP
Operating Income Guidance for Full Year 2026
	(Unaudited)

GAAP operating income	1,200,000	—	1,300,000
Plus: Adjustments to arrive at Non-GAAP[1]	700,000	—	700,000
Non-GAAP operating income	1,900,000	—	2,000,000
1.The non-GAAP adjustments are based on actual results through the first nine months of 2026 and best available information at this time related to similar items for the remainder of the year.